Exhibit 32
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                                 CERTIFICATION

By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Lincoln Bancorp.

Signed this 31st day of March 2005.



/s/ John M. Baer                        /s/ T. Tim Unger
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John M. Baer                            T. Tim Unger
Secretary and Treasurer                 President and Chief Executive Officer